UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 17, 2013 (September 5, 2013)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Sale of Shares to ASC Recap LLC

On September 5, 2013, Competitive Technologies, Inc. (the “Company”) agreed to issue approximately 1,618,235 shares of Common Stock, subject to adjustment (the “ASC Shares”) to ASC Recap LLC (“ASC”), in connection with the settlement of up to $2,123,605 in accounts payable of the Company (the “Claim Amount”), plus attorney fees and costs.  In order to resolve the full Claim Amount, the Company would be required to issue additional shares to ASC from time to time.  The issuance is exempt from the registration requirements of the Securities Act as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

The ASC Shares were issued pursuant to an Order Approving Stipulation for Settlement of Claims (the “Order”) between the Company and ASC entered by the Superior Court of the State of Connecticut, Judicial District of Fairfield on August 22, 2013, in settlement of accounts payable of the Company purchased by ASC from creditors of the Company in the aggregate amount equal to the Claim Amount, plus fees and costs.  Pursuant to the agreed Order, ASC is entitled to 200,000 shares, plus that number of shares of Common Stock that is equal to the Claim Amount and reasonable attorney fees divided by seventy-five percent (75%) of the volume weighted average price as reported by Bloomberg over a period of time beginning on the date on which ASC receives the ASC Shares and ending on the date on which the aggregate trading volume of the Company’s common stock is equal to three times the purchase price of the shares.  At no time may ASC and its affiliates collectively own more than 9.99% of the total number of shares of Common Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated:  September 17, 2013

By:  /s/ Carl O’Connell

Carl O’Connell

Chief Executive Officer